United States
Securities and Exchange Commission
Washington, D.C. 20549
_______________________________
FORM 8-K
_______________________________
Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934,

September 6, 2007	0-25053
Date of Report (Date of earliest event reported)	Commission File Number

theglobe.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	14-1782422
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

110 East Broward Boulevard, Suite 1400
Fort Lauderdale, Florida 33301
(Address of Principal Executive Offices) (Zip Code)

(954) 769-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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This Report includes forward-looking statements related to theglobe.com, inc. that involve risks and uncertainties, including statements relating to our ability to raise additional capital and, to the extent demand is made therefore, to repay the promissory notes described below, and the planned amendment of our authorized common stock at our next annual meeting. These forward-looking statements are made in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. For further information about these and other factors that could affect theglobe.com’s future results and business plans, including theglobe’s ability to continue operations as a going concern, please see the Company’s filings with the Securities and Exchange Commission, including in particular our Annual Report of Form 10-K for the year ended December 31, 2006, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and our Current Reports on Form 8-K relating to events dated May 29, 2007 and June 25, 2007. Copies of these filings are available online at http://www.sec.gov. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially and adversely from management expectations.

Items 3.02 and 8.01. Unregistered Sales of Equity Securities; Other Events.

Convertible Note Financing

As previously reported on Form 8-K, on May 29, 2007, Dancing Bear Investments, Inc. (the “Noteholder”) entered into a Note Purchase Agreement with the Company pursuant to which it acquired a convertible promissory note (the “Convertible Note”) in the aggregate principal amount of $250,000, together with an option to acquire an additional $2,750,000 of Convertible Notes on or before November 25, 2007 (the “Option”). The Convertible Notes are convertible at anytime prior to payment into shares of the Company’s common stock at the rate of $.01 per share. As also previously reported on Form 8-K, on June 25, 2007, the Noteholder exercised a portion of the Option and acquired an additional Convertible Note in the principal amount of $250,000, and as also previously reported on Form 10-Q, on July 19, 2007, the Noteholder exercised a portion of the Option and acquired an additional Convertible Note in the principal amount of $500,000. The Noteholder is controlled by our Chairman, Michael Egan.

On September 6, 2007, the Noteholder exercised a portion of the Option and acquired an additional Convertible Note in the principal amount of $250,000. The $250,000 Convertible Note is convertible (without regard to potential anti-dilutive adjustments resulting from stock splits and the like) into 25,000,000 shares of our common stock.

The Convertible Notes are due 5 days after demand from the holder, and are secured by a pledge of all of the assets of the Company and its subsidiaries, subordinate to existing liens on such assets. The Convertible Notes bear interest at the rate of ten (10%) percent per annum. The Noteholder is entitled to certain demand and piggy-back registration rights in connection with its investment. The Convertible Notes were not registered under applicable securities laws and were sold in reliance on an exemption from such registration. The Noteholder is an “accredited investor” and the Company believes that the issuance and sale of the Convertible Notes qualified for exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

The Company intends to use the proceeds from the sale of the Convertible Notes for general working capital. The proceeds from the $250,000 Convertible Note are intended to provide the Company with temporary liquidity to conduct its business while it seeks to raise additional capital or the Noteholder elects to acquire additional Convertible Notes pursuant to the Option.

Absent additional financing, in the event demand is made for repayment of the Convertible Notes, the Company will not have the resources to repay the Convertible Notes. Similarly, we would not have the resources to pay the $3.4 million of outstanding demand convertible notes which were issued in 2005. Inasmuch as substantially all of the assets of the Company and its subsidiaries secure the Convertible Notes and the 2005 convertible notes, in connection with any resulting proceeding to collect the indebtedness relating to the Convertible Notes, the Noteholders (subject to the prior rights of the 2005 convertible noteholders) could seize and sell the assets of the Company and its subsidiaries. Any or all of the foregoing would have a material adverse effect on the Company and its operations.

Item 9.01 Financial Statements and Exhibits

(a)(b) None

(c) Exhibits

4.1 $250,000 Secured Demand Convertible Promissory Note

4.2 Security Agreement dated May 29, 2007 by and theglobe.com, inc. and Dancing Bear Investments, Inc. (1)

4.3 Unconditional Guaranty Agreement dated May 29, 2007 (1)

10.1 Note Purchase Agreement dated May 29, 2007 between thegloble.com, inc. and Dancing Bear Investments, Inc. (1)

(1) Incorporated by reference from our Form SC 13D/A-3 filed on May 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

theglobe.com, inc.

Date: September 6, 2007	By:	/s/ Edward Cespedes
Edward Cespedes
Title President

EXHIBIT INDEX

Exhibit
No.	Document Description

4.1	$250,000 Convertible Promissory Note

4.2	Security Agreement dated May 29, 2007 by and theglobe.com, inc. and Dancing Bear Investments, Inc. (1)

4.3	Unconditional Guaranty Agreement dated May 29, 2007 (1)

10.1	Note Purchase Agreement dated May 29, 2007 between thegloble.com, inc. and Dancing Bear Investments, Inc. (1)

1. Incorporated by reference from our Form SC 13D/A-3 filed on May 30, 2007.